Exhibit 14(a)(1)(vi)

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GMAC Commercial Mortgage Corporation                        Diane M. Norberg
100 South Wacker Drive                                      Vice President
Suite 400                                             CMBS Compliance
Chicago, IL 60606
Tel. 312-845-8539
Fax 312-845-8617


                                   J.P. Morgan
                                 Series 1997-C4
                        Annual Statement as to Compliance
                      For the Year Ended December 31, 1998


Pursuant to Section 3.02 of the Pooling and Servicing Agreement governing the referenced transaction, I hereby attest that:

i. A review of the activities of GMAC Commercial Mortgage Corporation as Sub-Servicer during the period, and of its performance under this Servicing Agreement, has been made under my supervision.

ii. To the best of my knowledge, based on such review, GMAC Commercial Mortgage Corporation as Sub-Servicer, has fulfilled in all material respects its obligations under this Servicing Agreement throughout the period.


BY:     /s/ Diane M. Norberg               Date:  3/23/99
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        Diane M. Norberg
        Vice President
        GMAC Commercial Mortgage Corporation